Exhibit 99.1

N E W S B U L L E T I N FROM:	RE: ECC Capital Corporation 1733 Alton Parkway Irvine, CA 92606 NYSE: ECR

For Further Information:

AT THE COMPANY:

Roque A. Santi

President

(949) 955-8730

rsanti@ecccapital.com

FOR IMMEDIATE RELEASE

March 13, 2007

NYSE INFORMS ECC CAPITAL CORPORATION OF INTENDED

SUSPENSION AND DELISTING

IRVINE, Calif., Mar. 13 /PRNewswire-FirstCall/ — ECC Capital Corporation (NYSE: ECR) today announced that on March 12, 2007 it was notified by NYSE Regulation, Inc. that trading in ECC Capital common stock will be suspended, and the NYSE will take action to delist ECC Capital’s common stock, prior to market opening on Thursday, March 15, 2007. NYSE Regulation intends to take this action as a result of ECC Capital’s failure to satisfy the NYSE's continued listing standards. In addition to the previously announced failure of the Company to maintain the required minimum share price, NYSE Regulation staff considered the abnormally low trading price for ECC Capital’s common stock in making its decision. The Company has been in communication with NYSE Regulation regarding the Company’s noncompliance with continued listing standards but was unsuccessful in its efforts to avoid suspension and delisting.

ECC Capital has a right to a review of NYSE Regulation’s determination by a committee of the board of directors of NYSE Regulation. Application to the Securities and Exchange Commission to delist ECC Capital’s common stock is pending the completion of applicable procedures, including any appeal by ECC Capital of the NYSE Regulation staff’s decision. ECC Capital is considering whether or not to appeal the decision and expects its common stock to be quoted on the OTC Bulletin Board following suspension.

About ECC Capital Corporation

ECC Capital Corporation, headquartered in Irvine, Calif., is a mortgage real estate investment trust (REIT) that invests in residential mortgage loans. ECC Capital is currently structured to qualify as a REIT by managing a portfolio of nonconforming loans. As a REIT, ECC Capital is required to distribute dividends to its stockholders from net income generated from the spread between the interest income on its assets in its portfolio and the costs of capital to finance its acquisition of these assets.

Safe Harbor Regarding Forward-Looking Statements

Certain statements contained in this press release, including those regarding future NYSE action and the availability of ECC Capital’s common stock for trading on the OTC Bulletin Board following NYSE delisting may be deemed forward-looking statements under federal securities laws and ECC Capital intends that those forward- looking statements be subject to the safe-harbor created thereby. These forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties, which could affect ECC Capital's future plans. ECC Capital cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. These factors include, but are not limited to: (i) the condition of the U.S. economy and financial system, (ii) interest rates and the subsequent effect on the business, (iii) ECC Capital's ability to obtain quality loan servicing and default management services, (iv) the stability of residential property values, (v) the potential effect of new state or federal laws or regulations, (vi) ECC Capital's ability to implement successfully its business plan, (vii) continued availability of credit facilities and access to the securitization markets or other sources of capital, (viii) ECC Capital's ability and the ability of its subsidiaries to operate effectively within the limitations imposed on REITs by federal tax rules, (ix) ECC Capital's ability to retain qualified personnel, (x) the risks associated with the use of leverage and (xi) other factors and risks discussed in ECC Capital's Annual Report on Form 10-K/A for the year ended December 31, 2005, which was filed with the Securities and Exchange Commission on October 27, 2006 and in ECC Capital’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 filed with the Securities and Exchange Commission on November 14, 2006. You should also be aware that, except as otherwise specified, all information in this news release is as of March 13, 2007. ECC Capital undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in ECC Capital's expectations.

For Further Information:

AT THE COMPANY:

Roque A. Santi

President, Chief Financial Officer

(949) 955-8730

rsanti@ecccapital.com

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